EXHIBIT NO. EX-99.g.1.e

                                    AMENDMENT

                                 [JPMORGAN LOGO]

JPMORGAN CHASE BANK
4 New York Plaza
New York, NY   10004

March __, 2006

UBS Relationship Funds
One North Wacker Drive
Chicago, IL 60606

         RE: AMENDMENT TO MULTIPLE SERVICES AGREEMENT EFFECTIVE MAY 9, 1997 SCHEDULES B1 AND F TO REFLECT THE ADDITION OF SERIES

Dear Sirs:

We refer to the Multiple Services Agreement effective May 9, 1997 (the "MSA") between Morgan Stanley Trust Company, which was succeeded by JPMorgan Chase Bank, and the UBS Relationship Funds.

        The parties hereby agree as follows:

        1. "Schedule B1 - List of Series of UBS Relationship Funds as last amended on October __, 2005" IS REPLACED in its entirety with "Schedule B1 - List of Series of UBS Relationship Funds as last amended on March __, 2006" attached hereto.

        2. "Schedule F - Fee Schedule for UBS Relationship Funds as last amended on October __, 2005" IS REPLACED in its entirety with "Schedule F - Fee Schedule for UBS Relationship Funds as last amended on March __, 2006," attached hereto.

        The MSA, as amended by this letter amendment, shall continue in full force and effect.

        Please evidence your acceptance of the terms of this letter by signing below and returning one copy to Brian Fitzgerald, J.P. Morgan Investor Services Co., 73 Tremont, Boston, MA 02108.

                                             Very truly yours,

                                             JPMORGAN CHASE BANK

                                             By: _________________________
                                             Name:
                                             Title:
Accepted and Agreed:

UBS RELATIONSHIP FUNDS

By: _________________________
Name:
Title:

                                   SCHEDULE B1

                    LIST OF SERIES OF UBS RELATIONSHIP FUNDS

                         AS LAST AMENDED MARCH __, 2006

UBS Global Securities Relationship Fund
UBS Global Aggregate Bond Relationship Fund
UBS U.S. Large Cap Equity Relationship Fund
UBS Large-Cap Select Equity Relationship Fund
UBS U.S. Intermediate Cap Equity Relationship Fund
UBS U.S. Large-Cap Value Equity Relationship Fund
UBS Small-Cap Equity Relationship Fund
UBS International Equity Relationship Fund
UBS Emerging Markets Equity Relationship Fund
UBS U.S. Core Plus Relationship Fund
UBS U.S. Bond Relationship Fund
UBS Short Duration Relationship Fund
UBS Enhanced Yield Relationship Fund
UBS Short-Term Relationship Fund
UBS U.S. Treasury Inflation Protected Securities Relationship Fund
UBS U.S. Cash Management Prime Relationship Fund
UBS High Yield Relationship Fund
UBS Emerging Markets Debt Relationship Fund
UBS U.S. Securitized Mortgage Relationship Fund
UBS Opportunistic Emerging Markets Debt Relationship Fund
UBS Opportunistic High Yield Relationship Fund
UBS Corporate Bond Relationship Fund
UBS All Country World Ex US Equity Relationship Fund
UBS Absolute Return Investment Grade Bond Relationship (Formerly, UBS Absolute Return Bond Relationship Fund)
UBS Emerging Markets Equity Completion Relationship Fund
UBS U.S. Small-Mid Cap Core Equity Relationship Fund
UBS U.S. Small-Mid Cap Growth Equity Relationship Fund
UBS U.S. Equity Alpha Relationship Fund
UBS Global Equity Relationship Fund
UBS U.S. Smaller Cap Equity Completion Relationship Fund
UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund
UBS U.S. Large Cap Growth Equity Relationship Fund
UBS U.S. Large-Cap Select Growth Equity Relationship Fund
UBS Absolute Return Bond Relationship Fund
UBS Global (ex-US) Bond Relationship Fund

                                   SCHEDULE F

                     FEE SCHEDULE FOR UBS RELATIONSHIP FUNDS

                        AS LAST AMENDED ON MARCH __, 2006

                 ACCOUNTING, ADMINISTRATION, TRANSFER AGENCY AND
                      CUSTODY SERVICES ANNUAL FEE SCHEDULE

        1. On an annual basis, 4.00 basis points of the average weekly U.S. net assets of the Customer, 9.00 basis points of the average weekly non-U.S. net assets of the Customer, 32.50 basis points of the average weekly emerging markets equity net assets of the Customer, 9.00 basis points of the average weekly emerging markets debt non-U.S. dollar denominated net assets of the Customer, and 4.00 basis points of the average weekly emerging markets debt U.S. dollar denominated net assets of the Customer. A $10,000 per fund fixed fee will also apply for any fund of funds arrangements.

                There will be an annual fee of $25 for each shareholder account within UBS Relationship Funds.

                An additional fee of 7.50 basis points will be charged for administrative duties. PLEASE NOTE: The additional fee of 7.50 basis points can ONLY be charged up to the extent it does not make a fund exceed its expense cap. Please see below for the expense caps of each fund within the UBS Relationship Funds:

FUND                                                             EXPENSE CAP
----                                                             -----------
UBS Global Securities Relationship Fund                          8.75 basis points
UBS Global Aggregate Bond Relationship Fund                      8.75 basis points
UBS U.S. Large Cap Equity Relationship Fund                      4.75 basis points
UBS Large-Cap Select Equity Relationship Fund                    4.75 basis points
UBS U.S. Intermediate Cap Equity Relationship Fund               4.75 basis points
UBS U.S. Large-Cap Value Equity Relationship Fund                4.75 basis points
UBS Small-Cap Equity Relationship Fund                           3.75 basis points
UBS International Equity Relationship Fund                       9 basis points
UBS Emerging Markets Equity Relationship Fund                    50 basis points
UBS U.S. Core Plus Relationship Fund                             8.75 basis points
UBS U.S. Bond Relationship Fund                                  4.75 basis points
UBS Short Duration Relationship Fund                             4.75 basis points
UBS Enhanced Yield Relationship Fund                             4.75 basis points
UBS Short-Term Relationship Fund                                 8.75 basis points
UBS U.S. Treasury Inflation Protected Securities
  Relationship Fund                                              4.75 basis points
UBS U.S. Cash Management Prime Relationship Fund                 1.00 basis point

UBS High Yield Relationship Fund                                 3.75 basis points
UBS Emerging Markets Debt Relationship Fund                      50 basis points
UBS U.S. Securitized Mortgage Relationship Fund                  13.75 basis points
UBS Opportunistic Emerging Markets Debt Relationship Fund        50 basis points
UBS Opportunistic High Yield Relationship Fund                   13.75 basis points
UBS Corporate Bond Relationship Fund                             10 basis points
UBS All Country World Ex US Equity Relationship Fund             23 basis points
UBS Absolute Return Investment Grade Bond Relationship
  Fund (Formerly, UBS Absolute Return Bond Relationship Fund)    __ basis points
UBS Emerging Markets Equity Completion Relationship Fund         __ basis points
UBS U.S. Small-Mid Cap Core Equity Relationship Fund             __ basis points
UBS U.S. Small-Mid Cap Growth Equity Relationship Fund           __ basis points
UBS U.S. Equity Alpha Relationship Fund                          __ basis points
UBS Global Equity Relationship Fund                              __ basis points
UBS U.S. Smaller Cap Equity Completion Relationship Fund         __ basis points
UBS Global ex U.S. Smaller Cap Equity Completion
  Relationship Fund                                              __ basis points
UBS U.S. Large Cap Growth Equity Relationship Fund               __ basis points
UBS U.S. Large-Cap Select Growth Equity Relationship Fund        __ basis points
UBS Absolute Return Bond Relationship Fund                       __ basis points
UBS Global (ex-US) Bond Relationship Fund                        __ basis points

                For purposes of this Schedule F, the "AVERAGE WEEKLY U.S. ASSETS OF THE CUSTOMER" means the average weekly U.S. assets custodied within the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "AVERAGE WEEKLY NON-U.S. ASSETS OF THE CUSTOMER" means the average weekly balance of countries included in the Morgan Stanley Capital World Ex-U.S.A. (Free) Index or the Salomon Non-U.S. Government Bond Index (including assets with a country of issue of the European Economic Community and held in Euroclear or CEDEL) custodied outside the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "AVERAGE WEEKLY EMERGING MARKETS EQUITY ASSETS OF THE CUSTOMER" means the average weekly balance of the countries included in the International Finance Corporation Global Index (excluding countries included in the Morgan Stanley Capital World Ex-U.S.A.
                (Free) Index or the Salmon Non-U.S. Government Bond Index, but including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) custodied outside the United States of the UBS Emerging Markets Equity Relationship Fund as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "AVERAGE WEEKLY EMERGING MARKETS DEBT ASSETS OF THE CUSTOMER" means the average weekly balance of the countries included in the J.P. Morgan

                Emerging Markets Bond Index Plus custodied outside the United States of the UBS Emerging Markets Debt Relationship Fund (including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates.

                Those fees include all out-of-pocket expenses or transaction charges incurred by the accountant, administrator, transfer agent and custodian with the exception of the following.

                The Customer will be billed directly by Other Parties for the following direct Customer expenses or transaction charges:

                (1)    taxes;

                (2) salaries and other fees of officers and directors who are not officers, directors, shareholders or employees of Other Parties, or the Customer's investment adviser;

                (3) SEC and state Blue Sky registration and qualification fees, levies, fines and other charges;

                (4)    EDGAR filing fees;

                (5)    independent public accountants;

                (6)    insurance premiums including fidelity bond premiums;

                (7)    outside legal expenses;

                (8)    costs of maintenance of corporate existence;

                (9) expenses of typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Customer;

                (10) expenses of printing and production costs of shareholders' reports and proxy statements and materials;

                (11)   trade association dues and expenses; and

                (12) travel and lodging expenses of the Customer's directors and officers who are not directors, officers and/or employees of Other Parties.

                Customer will not be billed directly for any direct Customer Expenses or pay any other direct Customer expenses, unless the payment of such direct expenses is agreed to in writing by Customer.

        2. Upon termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination or the date after which the provision of services ceases, whichever is later, shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination or the date after which the provision of the services ceases, whichever is later.